                                                                     Exhibit 2.1

                          AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
                                                 ---------
January 3, 2002, by and between Symmetricom, Inc., a California corporation (the "California Company"), and Symmetricom, Inc., a Delaware corporation (the
 ------------------
"Delaware Company"), is made with reference to the following facts:
 ----------------

        A. The California Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and, on the date of this Agreement, has authority to issue One Hundred Fifty Million
                                                   -------------------------
(150,000,000) shares of common stock, no par value ("California Common Stock"),
 -----------                                         -----------------------
and Five Hundred Thousand (500,000) shares of preferred stock, no par value, of
    ---------------------  -------
which Two Hundred Thousand (200,000) shares have been designated Series A
      --------------------  -------
Participating Preferred Stock.

        B. As of September 24, 2001, the California Company had issued and outstanding Twenty-Two Million Eight Hundred Seventy-Three Thousand One Hundred
            -------------------------------------------------------------------
Eighteen (22,873,118) shares of California Common Stock, and no shares of
--------  ----------
preferred stock.

        C. The Delaware Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and, on the date of this Agreement, has authority to issue Seventy Million (70,000,000)
                                                   ---------------  ----------
shares of common stock, $0.0001 par value per share ("Delaware Common Stock"),
                                                      ---------------------
and Five Hundred Thousand (500,000) shares of preferred stock, $0.0001 par value
    ---------------------  -------
per share ("Delaware Preferred"), of which Two Hundred Thousand (200,000) shares
            ------------------             --------------------  -------
have been designated Series A Participating Preferred Stock.

        D.      The Delaware Company currently has One Hundred (100) shares of
                                                   -----------  ---
Delaware Common Stock issued and outstanding, all of which are owned by the California Company.

        E. The respective Boards of Directors of the California Company and the Delaware Company have determined that it is advisable and in the best interests of each such corporation that the California Company be merged with and into the Delaware Company upon the terms and subject to the conditions provided in this Agreement for the purpose of effecting a reincorporation of the California Company in the State of Delaware and have, by resolutions duly adopted, approved this Agreement and directed that it be submitted to a vote of their respective shareholders and executed by the undersigned officers.

        NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE 1
                                   ---------

                                  Definitions
                                  -----------

        When used in this Agreement, the following terms shall have the following meanings, respectively:

        1.1     "California Law" shall mean the California Corporations Code as
                 --------------
currently in effect on the date of this Agreement.

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        1.2     "Delaware Law" shall mean the Delaware General Corporation Law
                 ------------
as currently in effect on the date of this Agreement.

        1.3     "Effective Time" shall mean the date and time when the Merger
                 --------------
shall have become effective, in accordance with Section 2.2 below.

        1.4     "Merger" shall mean the merger of the California Company with
                 ------
and into the Delaware Company.

        1.5     "Rights Plan" shall mean the shareholder rights plan implemented
                 -----------
by the California Company pursuant to the terms of that certain Rights Agreement, dated as of August 9, 2001, by and between the California Company and Mellon Investor Services LLC.

        1.6     "Surviving Corporation" shall mean the Delaware Company from and
                 ---------------------
after the Effective Time.

                                   ARTICLE 2
                                   ---------

                                     Merger
                                     ------

        2.1     Filings.  The Merger shall become effective when the following
                -------
actions shall have been completed:

        (a) This Agreement and the Merger shall have been adopted and approved by the sole stockholder of the Delaware Company and the shareholders of the California Company;

        (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof; and

        (c) An executed Certificate of Merger (in the form attached hereto as Exhibit A, the "Certificate of Merger") shall have been filed with the Secretary of State of the State of Delaware. Following the filing with the Secretary of State of the State of Delaware, an executed counterpart of this Agreement, along with a certificate (substantially in the form attached hereto as Exhibit B1 or B2, as applicable) of a duly authorized officer of both the California Company and the Delaware Company, each meeting the requirements of California Law, shall be submitted for filing with the Secretary of State of the State of California.

        2.2     Merger Effectiveness. The Merger shall become effective for all
                --------------------
purposes under Delaware Law when proper documentation has been filed with the Secretary of State of the State of Delaware in accordance with Section 2.1 above. The Merger shall become effective for purposes under California Law as of the time the Merger becomes effective in Delaware (although proper documentation will promptly be filed with the Secretary of State of the State of California in accordance with Section 2.1 above).

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        2.3     Effects.  At the Effective Time:
                -------

        (a) the California Company shall be merged with and into the Delaware Company and the separate existence of the California Company shall cease;

        (b) the Amended and Restated Certificate of Incorporation of the Delaware Company (the "Certificate of Incorporation") in effect at the Effective Time shall continue as the Certificate of Incorporation of the Surviving Corporation;

        (c) the Bylaws of the Delaware Company (the "Bylaws") in effect at the Effective Time shall continue as the Bylaws of the Surviving Corporation;

        (d) the Board of Directors of the Surviving Corporation shall be comprised of: Thomas W. Steipp, Richard W. Oliver, Robert T. Clarkson, Robert M. Neumeister, Jr., Krish A. Prabhu and Richard N. Snyder;

        (e) each officer of the California Company in office immediately prior to the Effective Time shall become an officer in the same capacity of the Surviving Corporation;

        (f) the shares of California Common Stock outstanding immediately prior to the Effective Time shall be converted into shares of Delaware Common Stock pursuant to Article 3 below, with an amount equal to the par value of the Delaware Common Stock to be allocated to the stated capital account of the Delaware Company, and all amounts in excess of such amount shown on the books of the California Company to be allocated to retained earnings or the capital surplus account, in accordance with good accounting practice; and

        (g) without further transfer, act or deed, the separate existence of the California Company shall cease and the Surviving Corporation shall possess all of the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of the California Company; and each and all of the rights, privileges, powers and franchises of the California Company, and all property, real, personal and mixed, and all debts due to the California Company on whatever account, stock subscriptions and other things in action or belonging to the California Company shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and each and every other interest of the California Company shall be thereafter as effectually the property of the Surviving Corporation as they were of the California Company; and the title to any real estate vested by deed or otherwise, under the laws of the State of Delaware, in the California Company shall not revert or be in any way impaired by reason of the Merger; and all rights of creditors of the California Company and all liens upon any property of the California Company shall be preserved unimpaired; and all debts, liabilities and duties of the California Company shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

        2.4     Further Assurances. The California Company agrees that if, at
                ------------------
any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances are necessary or desirable to vest, perfect or confirm in the Surviving Corporation title to any property or rights of the California Company, the Surviving Corporation and its proper officers and directors may execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such property or rights in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, in the name of the California Company or otherwise.

                                   ARTICLE 3
                                   ---------

                              Conversion of Shares
                              --------------------

     3.1  Conversion of Shares. At the Effective Time:
          -------------------------------------------

     (a) each share of California Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one (1) share of Delaware Common Stock; and

     (b) each share of Delaware Common Stock issued and outstanding immediately prior to the Effective Time shall be canceled and retired and no shares shall be issued in the Merger in respect thereof.

     3.2  Stock Certificates. At and after the Effective Time, all of the
          ------------------
outstanding certificates which immediately prior to the Effective Time represent shares of California Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, the shares of Delaware Common Stock into which such shares formerly represented by such certificates have been converted as provided in this Agreement. The registered owner on the books and records of the Delaware Company or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Delaware Company or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of stock evidenced by such outstanding certificate as above provided.

     3.3  Stock Purchase Option Plans. Each right or option to purchase shares
          ---------------------------
of capital stock of the California Company granted under the California Company's Amended and Restated Non-Qualified Stock Option Plan (1982), 1990 Director Option Plan, 1990 Employee Stock Plan, 1994 Employee Stock Purchase Plan, and any other equity incentive plan of the California Company (the "Stock
                                                                          -----
Plans"), or granted irrespective of and not in connection with the Plans, which
-----
is outstanding immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right or option to purchase the same number of shares of Delaware Common Stock at the same price per share. The same number of shares of Delaware Common Stock shall be reserved for purposes of the Plans as are equal to the number of shares of California Common Stock so reserved as of the Effective Time.

     3.4  Rights Plan. Without limiting and in furtherance of Section 2.3 above,
          -----------
the Rights Plan shall, upon the Effective Time, be assumed by the Delaware Company. Each right issued in connection with the Rights Plan which is attached to each share of California Common Stock immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a right, with the same powers and privileges, attached to each share of Delaware Common Stock. The same number of shares of Series A Participating Preferred Stock, par value $0.0001 per share, of the Delaware Company shall be reserved for issuance under the Rights Plan (as assumed) as the number of shares of the California Company's Series A Participating Preferred Stock, no par value, so reserved by the California Company as of the Effective Time.

     3.5  Validity of Delaware Stock. All shares of Delaware Common Stock into
          --------------------------
which California Common Stock is to be converted pursuant to the Merger shall not be subject to any statutory preemptive rights, shall be validly issued, fully paid and nonassessable and shall be issued in full satisfaction of all rights pertaining to such California Common Stock.

     3.6  Rights of Former Holders. From and after the Effective Time, no holder
          ------------------------
of certificates which evidenced California Common Stock immediately prior to the Effective Time shall have any rights with respect to the shares formerly evidenced by those certificates, other than to receive the shares of Delaware Common Stock into which such shares shall have been converted pursuant to the Merger.

                                   ARTICLE 4
                                   ---------

                 Covenants To Be Performed Prior to Closing Date
                 -----------------------------------------------

     4.1  Consents. Each of the California Company and the Delaware Company
          --------
shall use its best efforts to obtain the consent and approval of each person whose consent or approval shall be required in order to permit consummation of the Merger.

     4.2  Governmental Authorizations. Each of the California Company and the
          ---------------------------
Delaware Company shall cooperate in filing any necessary reports or other documents with any federal, state, local or foreign authorities having jurisdiction with respect to the Merger.

                                   ARTICLE 5
                                   ---------

                                   Conditions
                                   ----------

     The obligations of the California Company and the Delaware Company to consummate the Merger are subject to satisfaction of the following conditions:

     5.1  Authorization. The holders of a majority of the California Common
          -------------
Stock shall have approved and adopted this Agreement and the Merger in accordance with California Law. All necessary action shall have been taken to authorize the execution, delivery and performance of this Agreement by the California Company and the Delaware Company. The California Company and the Delaware Company shall have full power and authority to consummate the Merger.

     5.2  Consents and Approvals. All authorizations, consents and approvals
          ----------------------
(contractual or otherwise) of any state, federal, local or foreign government agency, regulatory body or official or any person (other than the California Company or the Delaware Company) necessary for the valid consummation of the Merger in accordance with this Agreement shall have been obtained and shall be in full force and effect.

                                   ARTICLE 6
                                   ---------

                                  Miscellaneous
                                  -------------

     6.1  Waiver and Amendment. This Agreement may be amended by action of the
          --------------------
respective Boards of Directors of the California Company and the Delaware Company without action by the respective shareholders and stockholder of the parties, except that (i) any amendments to Section 3.1 above, (ii) any amendment changing the terms, rights, powers or preferences of Delaware Common Stock or
(iii) any amendment altering any terms of this Agreement, if such alteration would adversely affect the holders of any class or series of the capital stock of the California Company or the Delaware Company, must be approved by the holders of a majority of the California Common Stock.

     6.2  Termination; Abandonment. This Agreement may be terminated and the
          ------------------------
Merger and other transactions provided for by this Agreement abandoned at any time prior to the Effective Time, whether before or after adoption and approval of this Agreement by the shareholders of the California Company, by action of the Board of Directors of the California Company if the Board determines that the consummation of the transactions contemplated by this Agreement would not, for any reason, be in the best interests of the California Company and its shareholders.

     6.3  Entire Agreement. This Agreement contains the entire agreement among
          ----------------
the parties with respect to the Merger and supersedes all prior and concurrent arrangements, letters of intent or understandings relating to the Merger.

     6.4  Counterparts. This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be an original, but all of which when taken together shall constitute one and the same agreement. This Agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the parties.

     6.5  Headings. The article, section and paragraph headings in this
          --------
Agreement are intended principally for convenience and shall not, by themselves, determine rights and obligations of the parties to this Agreement.

     6.6  No Waiver. No waiver by any party of any condition, or the breach of
          ---------
any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term or covenant contained in this Agreement.

     6.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, and so far as applicable, the merger provisions of the California Corporations Code.

        6.8     Approval of the California Company as the Sole Stockholder of
                -------------------------------------------------------------
the Delaware Company. By its execution and delivery of this Agreement, the
--------------------
California Company, as the sole stockholder of the Delaware Company, consents to, approves and adopts this Agreement and approves the Merger, subject to the approval and adoption of this Agreement by the holders of a majority of the shares of the California Common Stock, pursuant to Section 5.1. The California Company agrees to execute such instruments as may be necessary or desirable to evidence its approval and adoption of this Agreement and the Merger as the sole stockholder of the Delaware Company.

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

                                    SYMMETRICOM, INC.,
                                    a California corporation


                                    By:  /s/ Thomas W. Steipp
                                         ---------------------------------------
                                    Thomas W. Steipp,
                                    Chief Executive Officer


                                    By:  /s/ William Slater
                                         ---------------------------------------
                                    William Slater, Secretary





                                    SYMMETRICOM, INC.,
                                    a Delaware corporation


                                    By:  /s/ Thomas W. Steipp
                                         ---------------------------------------
                                    Thomas W. Steipp,
                                    Chief Executive Officer


                                    By:  William Slater
                                         ---------------------------------------
                                    William Slater, Secretary

                                    EXHIBIT A

                            CERTIFICATE OF MERGER OF

     SYMMETRICOM, INC.           WITH AND INTO              SYMMETRICOM, INC.
(a California corporation)                              (a Delaware corporation)

         The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY
THAT:

         FIRST: The name and state of incorporation of each of the constituent corporations in the merger (the "Constituent Corporations") are as follows:
                                 ------------------------

                       Name                State of Incorporation
             -------------------------  -----------------------------
                Symmetricom, Inc.                California
                Symmetricom, Inc.                 Delaware

         SECOND: An Agreement and Plan of Merger dated as of January [XX], 2002 (the "Merger Agreement") among Symmetricom, Inc., a California corporation
      ----------------
("California Company"), and Symmetricom, Inc., a Delaware corporation and a
  ------------------
wholly owned subsidiary of California Company ("Delaware Company"), has been
                                                ----------------
approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

         THIRD: Delaware Company shall be the surviving corporation of the merger (the "Surviving Corporation").
             ---------------------

         FOURTH: The Amended and Restated Certificate of Incorporation of Delaware Company shall be the certificate of incorporation of the Surviving Corporation.

         FIFTH: The executed Merger Agreement is on file at an office of the Surviving Corporation located at 2300 Orchard Parkway, San Jose, California 951311017, a copy of which will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of either Constituent Corporation.

       IN WITNESS WHEREOF, this Certificate of Merger has been executed on this [____] day of January, 2002.

                                             SYMMETRICOM, INC.
                                             (a Delaware corporation)



                                             By: _______________________________
                                             Its: Chief Executive Officer
ATTEST:

By:  _______________________________
Its: Secretary

                                   EXHIBIT B-1

                               SYMMETRICOM, INC.,
                            a California corporation

                        OFFICERS' CERTIFICATE OF APPROVAL

                                       OF

                               AGREEMENT OF MERGER

Thomas W. Steipp and William Slater hereby certify that:

     1. They are the Chief Executive Officer and Secretary, respectively, of Symmetricom, Inc., a California corporation (the "Corporation").

     2. The Agreement and Plan of Merger in the form attached was duly approved by the board of directors of the Corporation.

     3. The Corporation is authorized to issue two classes of stock designated "Preferred Stock" and "Common Stock," respectively. The total number of outstanding shares of the Corporation is 22,873,118 shares of Common Stock.

     4. The shareholder approval was by the vote of a number of shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

     We hereby declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: January __, 2002
                                         _______________________________________
                                         Thomas W. Steipp
                                         Chief Executive Officer


                                         _______________________________________
                                         William Slater
                                         Secretary

                                   EXHIBIT B-2

                               SYMMETRICOM, INC.,

                             a Delaware corporation

                        OFFICERS' CERTIFICATE OF APPROVAL

                                       OF

                               AGREEMENT OF MERGER

Thomas W. Steipp and William Slater hereby certify that:

     1. They are the Chief Executive Officer and Secretary, respectively, of Symmetricom, Inc., a Delaware corporation (the "Corporation").

     2. The Agreement and Plan of Merger in the form attached was duly approved by the board of directors and shareholders of the Corporation.

     3. The total number of outstanding shares of the Corporation is 100 shares of Common Stock.

     4. The shareholder approval was by the vote of a number of shares which equaled or exceeded the vote required. The percentage vote required was more than 50% of the outstanding shares of Common Stock.

     We hereby declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated: January __, 2002
                                          ______________________________________
                                          Thomas W. Steipp
                                          Chief Executive Officer


                                          ______________________________________
                                          William Slater
                                          Secretary

                                      B-2